UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 8, 2004, Sun Microsystems, Inc. (“Sun”) entered into a letter agreement and a release and waiver agreement with Mark Tolliver, its former Executive Vice President and Chief Strategy Officer, regarding the termination of his employment with Sun as of September 30, 2004. On that date, Mr. Tolliver will receive a lump sum payment equal to (i) 6 1/2 months of base salary and (ii) 6 1/2 months of COBRA premiums necessary to continue his current Sun medical and dental coverage, grossed up to cover payroll taxes. In addition, 10,000 shares restricted stock previously scheduled to vest on April 12, 2005 were accelerated to be fully vested as of August 31, 2004. Copies of the agreements have been filed with Sun’s Annual Report on Form 10-K for the fiscal year ending June 30, 2004.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2004

SUN MICROSYSTEMS, INC.

By:	/s/ Michael A. Dillon
Michael A. Dillon
Senior Vice President, General Counsel and Secretary

3